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                                  Exhibit 11

     Exhibit 11. Statement re: Computation of Per Share Earnings

                                                                 Quarter Ended
                                                                 Dec. 31, 1998
                                                                 -------------

     1.  Net income                                               $  470,000
                                                                  ==========

     2.  Weighted average common shares outstanding                1,232,262
                                                                  ==========

     3.  Basic earnings per share                                 $     0.38
                                                                  ==========

     4.  Weighted average common shares outstanding                1,232,262

     5.  Additional dilutive shares using the average market
         value for the period utilizing the treasury stock
         method regarding stock options                               40,416
                                                                  ----------

     6.  Total weighted average common shares and equivalents
         outstanding for fully diluted earnings per
         share computation                                         1,272,678
                                                                  ==========

     7.  Diluted earnings per share                               $     0.37
                                                                  ==========